UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2011

PALMDALE EXECUTIVE HOMES, CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52848	26-1125521
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6767 W. Tropicana Ave., Suite 207, Las Vegas, NV, 89103
(Address of principal executive office)

Registrant’s telephone number, including area code: 09 574 2687327
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Definitive Material Agreement

On September 7, 2011 the Company entered into a consulting agreement with Matias Defensor. Under the terms of the agreement, Mr. Defensor will provide management services to the Company and act as the Company’s Chief Operating Officer. Mr. Defensor will receive a consulting fee of $5,000 per month plus approved expenses.

On September 7, 2011 the Company entered into a consulting agreement with Joseph Calpito. Under the terms of the agreement, Mr. Calpito will provide geological oversight services to the Company and act as the Company’s Vice President-Geology. Mr. Calpito will receive a consulting fee of $5,000 per month plus approved expenses.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 7, 2011, Matias Defensor was elected as a director and was appointed Chief Operating Officer of the Company. Mr. Defensor, aged 43, has been the CEO/President for AMD Starlight Mining Corp from 2009 to the present and Director for Pecanto Mining Corp. from 2008 until the present. His responsibilities include overall management and the oversight of various projects in both roles.  From 2004 to 2010, Mr. Defensor served as a consultant for the House of Representatives in Bastion Hills, Philippines. From 2001 to 2004, Mr. Defensor served as Vice-President for Marketing at Asia Concept Development Corp. Mr. Defensor brings extensive experience in a variety of areas, including coordinating and implementing various projects throughout the world.  Mr. Defensor also serves as President of the Rotary Club of Sta. Mesa and Director for the Capital Hills Club in the Philippines. Mr. Defensor graduated with a Bachelor of Science in Business Administration from the National College of Business and Arts, Quezon City, Philippines in 1990.

On September 7, 2011, Joseph Calpito was appointed Vice President-Geology of the Company. Mr. Calpito, aged 63, is qualified as a Senior Geologist. From 2009 to the present, he has been serving as an Exploration Manager for a Papua New Guinea Gold Project on behalf of Mining Asia, Ltd. His responsibilities include strategic and overall systematic planning for this project. From 2006 to 2008 Mr. Caplito served as Senior Exploration Geologist for Sacre-Coeur Minerals, Ltd. Mr. Calpito has also served as Chief Mine Geologist / Executive Assistant to the President & CEO, Quarry Superintendent and several other leading roles within the discipline of Geology. Mr. Calpito has accumulated extensive experience in the area of Geology, including coordinating and implementing various projects throughout the world.  Mr. Calpito has over 30 years of field experience and Bachelor of Science degree in Mining Engineering.

Messrs. Defensor and Calpito were engaged in their respective roles as independent contractors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMDALE EXECUTIVE HOMES, CORP.
Per:

September 9, 2011	By:	/s/ Santiago Medina
Santiago Medina,
President, Secretary, Treasurer and Director

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